Exhibit 99.1

Alteryx Announces First Quarter 2018 Financial Results

Revenue increased 50% year-over-year to $42.8 million

Dollar-based net revenue retention of 132%

IRVINE, Calif. – May 9, 2018 – Alteryx, Inc. (NYSE: AYX), revolutionizing business through data science and analytics, today announced financial results for its first quarter ended March 31, 2018.

“We are pleased with our business momentum during the first quarter, highlighted by 50% year-over-year total revenue growth, dollar-based net revenue retention again above 130% for the sixth consecutive quarter and positive cash flow from operations,” said Dean Stoecker, CEO of Alteryx, Inc.

Stoecker continued, “We continue to make progress on building a business for meaningful growth and scale through continued innovation that furthers both the sophistication and ease of use of our platform and addresses an even broader set of use cases. With the recent introductions of Alteryx Connect and Alteryx Promote, we are delivering an end to end platform for the 30 million business analysts, data scientists and citizen data scientists who need analytics to perform their jobs and drive better business outcomes. We continue to have success adding a meaningful number of net new customers and expanding across our global customer base. We believe we are well positioned to capture our large addressable market.”

First Quarter 2018 Financial Highlights

•	Revenue: Revenue for the first quarter was $42.8 million, an increase of 50% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the first quarter of 2018 was $37.8 million, or a GAAP gross margin of 88%, an increase compared to GAAP gross profit of

$23.7 million, or a GAAP gross margin of 83%, in the first quarter of 2017. Non-GAAP gross profit for the first quarter of 2018 was $38.4 million, or a non-GAAP gross margin of 90%, an increase compared to non-GAAP gross profit of $23.9 million, or a non-GAAP gross margin of 84%, in the first quarter of 2017.

•	Loss from Operations: GAAP loss from operations for the first quarter of 2018 was $(5.8) million, compared to a loss from operations of $(5.6) million for the first quarter of 2017. Non-GAAP loss from operations for the first quarter of 2018 was $(1.3) million, an improvement compared to non-GAAP loss from operations of $(3.6) million for the first quarter of 2017.

•	Net Loss: GAAP net loss attributable to common stockholders for the first quarter of 2018 was $(5.2) million, an improvement compared to a GAAP net loss attributable to common stockholders of $(7.7) million for the first quarter of 2017. GAAP net loss per share attributable to common stockholders for the first quarter of 2018 was $(0.09), based on 60.1 million weighted-average basic and diluted shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $(0.22), based on 35.1 million weighted-average basic and diluted shares outstanding, for the first quarter of 2017.

Non-GAAP net loss for the first quarter of 2018 was $(0.6) million, an improvement compared to a non-GAAP net loss of $(3.7) million for the first quarter of 2017. Non-GAAP net loss per share for the first quarter of 2018 was $(0.01), based on 60.1 million non-GAAP weighted-average basic and diluted shares outstanding, compared to a non-GAAP net loss per share of $(0.08), based on 48.5 million non-GAAP weighted-average basic and diluted shares outstanding, for the first quarter of 2017.

•	Balance Sheet and Cash Flow: As of March 31, 2018, Alteryx had cash, cash equivalents, short-term and long-term investments of $205.7 million, compared with $194.1 million as of December 31, 2017. Cash from operating activities was $12.1 million compared to $5.0 million in the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•	Ended the first quarter of 2018 with 3,673 customers, a 43% increase from the first quarter of 2017. Added 281 net new customers in the first quarter of 2018 compared to 237 net new customers in the first quarter of 2017.

•	Achieved a dollar-based net revenue retention rate of 132% for the first quarter of 2018.

•	Announced the general availability of Alteryx Promote, a component of the Alteryx Analytics platform that allows both data scientists and citizen data scientists to deploy predictive models directly into business applications through an API, and then manage and monitor performance over time.

•	Opened Asia-Pacific (APAC) headquarters in Singapore and appointed a Regional Vice President to accelerate growth and support the success of hundreds of customers in the region.

•	Expanded reach by acquiring distributor, Alteryx ANZ in Sydney, Australia, to provide local sales and marketing presence, in-market platform support and thought leadership in the region.

Financial Outlook

As of May 9, 2018, guidance for the second quarter 2018 and full year 2018 is as follows:

•	Second Quarter 2018 Guidance:

•	Revenue is expected to be in the range of $43.0 million to $44.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $(6.0) million to $(7.0) million.

•	Non-GAAP net loss per share is expected to be in the range of $(0.10) to $(0.11) based on approximately 61.0 million non-GAAP weighted-average basic and diluted shares outstanding.

•	Full Year 2018 Guidance:

•	Revenue is now expected to be in the range of $183.0 million to $186.0 million.

•	Non-GAAP loss from operations is now expected to be in the range of $(14.0) million to $(17.0) million.

•	Non-GAAP net loss per share is now expected to be in the range of $(0.22) to $(0.27) based on approximately 61.5 million non-GAAP weighted-average basic and diluted shares outstanding.

The financial outlook above for non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense, acquisition related adjustments, and other non-recurring items. A reconciliation of the non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense, acquisition related adjustments, and other non-recurring items. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our Class A common stock, all of which is not within our control, is difficult to predict, and is subject to constant change. The actual amount of these expenses during 2018 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.

Quarterly Conference Call

Alteryx will host a conference call today at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial 877-407-9716 (domestic) or 201-493-6779 (international). A live webcast of this conference call will be available on the “Investors” page of the company’s website at www.alteryx.com.

Following the conference call, a telephone replay will be available through May 16, 2018, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13678601. An archived webcast of this conference call will also be available in the “Investors” section of the company’s website.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted-average diluted shares outstanding. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Acquisition related adjustments. We exclude amortization of intangible assets and changes in fair value of contingent consideration, which are non-cash, related to business combinations from certain of our non-GAAP financial measures. We exclude such expenses as they are related to a business combination and have no direct correlation to the operation of our business.

Accretion of Series A redeemable convertible preferred stock. We exclude accretion relating to our Series A redeemable convertible preferred stock from non-GAAP net loss per share because this is a non-cash item that will not recur in the periods following the three months ended March 31, 2017.

In addition, we adjust non-GAAP weighted-average diluted shares outstanding to include the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of each of the respective periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense and amortization of intangible assets which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter 2018 and full year 2018, our market opportunity, our ability to execute the Company’s long-term growth strategy, and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: our limited operating history under our current business model; our ability to manage our growth effectively; the rate of growth in the market for analytics products and services; our ability to attract new customers and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; our ability to expand our sales force and the effectiveness of our sales force; our ability to establish and maintain successful relationships with our channel partners; risks associated with our international operations; litigation, and related costs; security breaches; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is available on the Investor Relations page of our website at www.alteryx.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

About Alteryx, Inc.

Revolutionizing business through data science and analytics, Alteryx offers an end-to-end analytics platform that empowers data analysts and scientists alike to break data barriers, deliver insights, and experience the thrill of getting to the answer faster. Organizations all over the world rely on Alteryx daily to deliver actionable insights. For more information visit www.alteryx.com.

Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

Contact

Investor Relations

Staci Mortenson, 844-842-1912

ICR

ir@alteryx.com

Alteryx, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$42,821	$28,545
Cost of revenue	5,004	4,826

Gross profit	37,817	23,719

Operating expenses:
Research and development	10,768	6,022
Sales and marketing	23,102	15,628
General and administrative	9,795	7,683

Total operating expenses	43,665	29,333

Loss from operations	(5,848)	(5,614)
Other income, net	768	97

Loss before provision for income taxes	(5,080)	(5,517)
Provision for income taxes	106	150

Net loss	$(5,186)	$(5,667)

Less: Accretion of Series A redeemable convertible preferred stock	—	(1,983)

Net loss attributable to common stockholders	$(5,186)	$(7,650)

Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.22)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,052	35,126

Alteryx, Inc.

Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cost of revenue	$139	$121
Research and development	1,233	236
Sales and marketing	1,157	659
General and administrative	1,260	926

Total	$3,789	$1,942

Alteryx, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$59,077	$119,716
Short-term investments	119,810	54,386
Accounts receivable, net	29,345	49,797
Deferred commissions	11,541	11,213
Prepaid expenses and other current assets	9,965	7,227

Total current assets	229,738	242,339

Property and equipment, net	8,603	7,492
Long-term investments	26,856	19,964
Goodwill	9,867	8,750
Intangible assets, net	10,856	7,995
Other assets	3,369	4,876

Total assets	$289,289	$291,416

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,193	$522
Accrued payroll and payroll related liabilities	9,262	11,835
Accrued expenses and other current liabilities	7,770	8,270
Deferred revenue	108,235	110,213

Total current liabilities	126,460	130,840
Deferred revenue	3,479	3,545
Other liabilities	3,222	3,527

Total liabilities	133,161	137,912

Stockholders’ equity:
Preferred stock	—	—
Common stock	6	5
Additional paid-in capital	266,957	257,399
Accumulated deficit	(110,311)	(103,546)
Accumulated other comprehensive loss	(524)	(354)

Total stockholders’ equity	156,128	153,504

Total liabilities and stockholders’ equity	$289,289	$291,416

Alteryx, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,186)	$(5,667)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,301	566
Stock-based compensation	3,789	1,942
Provision for doubtful accounts and sales reserve, net of recoveries	(108)	350
Change in fair value of contingent consideration	293	—
Loss on disposal of assets	—	30
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	20,553	11,175
Deferred commissions	(218)	860
Prepaid expenses and other current assets and other assets	(2,584)	(1,220)
Accounts payable	443	(525)
Accrued payroll and payroll related liabilities	(2,636)	(3,506)
Accrued expenses and other current liabilities	(1,658)	977
Deferred revenue	(1,887)	(118)
Other liabilities	(1)	159

Net cash provided by operating activities	12,101	5,023

Cash flows from investing activities:
Purchases of property and equipment	(1,416)	(508)
Cash paid in business acquisitions, net of cash acquired	(3,542)	(3,884)
Purchases of investments	(83,591)	(16,035)
Maturities of investments	11,000	8,524

Net cash used in investing activities	(77,549)	(11,903)

Cash flows from financing activities:

Proceeds from initial public offering, net of underwriting commissions and discounts	—	117,180
Payment of initial public offering costs	—	(797)
Payment of holdback funds from acquisition	(250)	—
Principal payments on capital lease obligations	(83)	(82)
Proceeds from exercise of stock options	4,973	884

Net cash provided by financing activities	4,640	117,185

Effect of exchange rate changes on cash and cash equivalents	169	(25)
Net increase (decrease) in cash and cash equivalents	(60,639)	110,280
Cash and cash equivalents—beginning of period	119,716	31,306

Cash and cash equivalents—end of period	$59,077	$141,586

Alteryx, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of non-GAAP gross profit:
GAAP gross profit	$37,817	$23,719

GAAP gross margin	88%	83%
Add back:
Stock-based compensation expense	139	121
Amortization of intangible assets	446	65

Non-GAAP gross profit	$38,402	$23,905

Non-GAAP gross margin	90%	84%
Reconciliation of non-GAAP loss from operations:
GAAP loss from operations	$(5,848)	$(5,614)

GAAP operating margin	-14%	-20%
Add back:
Stock-based compensation expense	3,789	1,942
Amortization of intangible assets	509	65
Contingent consideration expense	293	—

Non-GAAP loss from operations	$(1,257)	$(3,607)

Non-GAAP operating margin	-3%	-13%

Reconciliation of non-GAAP net loss:
GAAP net loss attributable to common stockholders	$(5,186)	$(7,650)
Add back:
Stock-based compensation expense	3,789	1,942
Amortization of intangible assets	509	65
Accretion of Series A redeemable convertible preferred stock	—	1,983
Contingent consideration expense	293	—

Non-GAAP net loss	$(595)	$(3,660)

Non-GAAP diluted loss per share:
Non-GAAP net loss	$(595)	$(3,660)
Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, diluted	60,052	48,470
Non-GAAP net loss per share, diluted	$(0.01)	$(0.08)

Reconciliation of non-GAAP diluted net loss per share
GAAP net loss per share attributable to common stockholders, diluted	$(0.09)	$(0.22)
Add back:
Non-GAAP adjustments to net loss per share	0.08	0.14

Non-GAAP net loss per share, diluted	$(0.01)	$(0.08)

Reconciliation of non-GAAP diluted weighted-average shares outstanding
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, diluted	60,052	35,126
Add back:
Conversion of redeemable convertible preferred stock into common stock	—	13,344

Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, diluted	60,052	48,470